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EXHIBIT 8.1

SUBSIDIARIES OF GASLOG LTD.

        The following companies are subsidiaries of GasLog Ltd.

Name of Subsidiary	Jurisdiction of Incorporation	Proportion of Ownership Interest
Gaslog Investments Ltd.	BVI	100%
GasLog Monaco S.A.M.	Monaco	100%
GasLog LNG Services Ltd.	Bermuda	100%
GasLog Carriers Ltd.	Bermuda	100%
GasLog Shipping Company Ltd.	Bermuda	100%
GasLog Services US Inc.	Delaware, U.S.	100%
GasLog Services UK Ltd.	England and Wales	100%
GasLog Asia Pte. Ltd.	Singapore	100%
GasLog Cyprus Investments Ltd	Cyprus	100%
GAS-one Ltd.	Bermuda	100%
GAS-two Ltd.	Bermuda	100%
GAS-six Ltd.	Bermuda	100%
GAS-nine Ltd.	Bermuda	100%
GAS-ten Ltd.	Bermuda	100%
GAS-fifteen Ltd.	Bermuda	100%
GAS-eighteen Ltd.	Bermuda	100%
GAS-twenty two Ltd.	Bermuda	100%
GAS-twenty three Ltd.	Bermuda	100%
GAS-twenty four Ltd.	Bermuda	100%
GAS-twenty five Ltd.	Bermuda	100%
GAS-twenty six Ltd.	Bermuda	100%
GAS-twenty eight Ltd.	Bermuda	100%
GAS-twenty nine Ltd.	Bermuda	100%
GAS-thirty Ltd.	Bermuda	100%
GAS-thirty one Ltd.	Bermuda	100%
GAS-thirty two Ltd.	Bermuda	100%
GAS-thirty three Ltd.	Bermuda	100%
GAS-thirty four Ltd.	Bermuda	100%
GAS-thirty five Ltd.	Bermuda	100%
GasLog Hellas-1 SME	Greece	100%
GasLog Partners GP LLC	Marshall Islands	100%
GasLog Partners LP	Marshall Islands	30.6%
GasLog Partners Holdings LLC	Marshall Islands	30.6%
GAS-three Ltd.	Bermuda	30.6%
GAS-four Ltd.	Bermuda	30.6%
GAS-five Ltd.	Bermuda	30.6%
GAS-seven Ltd	Bermuda	30.6%
GAS-eight Ltd	Bermuda	30.6%
GAS-eleven Ltd	Bermuda	30.6%
GAS-twelve Ltd.	Bermuda	30.6%
GAS-thirteen Ltd	Bermuda	30.6%
GAS-fourteen Ltd.	Bermuda	30.6%
GAS-sixteen Ltd.	Bermuda	30.6%
GAS-seventeen Ltd.	Bermuda	30.6%
GAS-nineteen Ltd.	Bermuda	30.6%
GAS-twenty Ltd.	Bermuda	30.6%
GAS-twenty one Ltd.	Bermuda	30.6%
GAS-twenty seven Ltd.	Bermuda	30.6%

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  EXHIBIT 8.1
SUBSIDIARIES OF GASLOG LTD.